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                                                                    EXHIBIT 23.8

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into this Registration Statement on Form SB-2 filed pursuant to Rule 462(b) of the Securities Act of 1933, of PhoneTel Technologies, Inc. of our report dated November 17, 1995, relating to the financial statements of Cherokee Communications, Inc., appearing in the Prospectus, which is included in the Registration Statement (No. 333-15211).

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Deloitte & Touche, LLP

Dallas, Texas
December 13, 1996